MICHAEL W. ZINN, INC.

                   CERTIFIED PUBLIC ACCOUNTANT

            5930 McCommas Blvd., DALLAS, TEXAS  75206
                    TELEPHONE (214) 821-2369




May 8, 1998




Securities and Exchange Commission
350 5th Street N.W.
Washington, D.C.  20549

RE:  Malex, Inc.

Gentlemen:

We are previously accountants for the above named Registrant and reported on the consolidated financial statements of Malex, Inc. and Consolidated Subsidiaries as of and for the year ended April 30, 1997. On April 29, 1998, were dismissed as the principal accountant and agree with the facts stated herein.

Sincerely,



/s/ Michael Zinn
Michael Zinn, CPA